Product supplement no. 193-A-I To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated June 16, 2010 Rule 424(b)(2)

Contingent Digital Coupon Notes Linked to the Least Performing of Two or More Reference Currencies Relative to a Base Currency or Linked to the Best Performing of Two or More Reference Currencies Relative to a Base Currency

General

  JPMorgan Chase & Co. may offer and sell contingent digital coupon notes linked to the least performing of two or more Reference Currencies relative to a Base Currency that are bullish on the Reference Currencies relative to the Base Currency or contingent digital coupon notes linked to the best performing of two or more Reference Currencies relative to a Base Currency that are bullish on the Base Currency relative to the Reference Currencies from time to time. This product supplement no. 193-A-I describes terms that will apply generally to the contingent digital coupon notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  We may pay interest in the form of Coupon Payments at the Coupon Rate specified in the relevant terms supplement depending on the performance of each Reference Currency relative to the Base Currency on each Determination Date as described below.
  The notes do not guarantee any return of principal at maturity. For contingent digital coupon notes that are bullish on the Reference Currencies relative to the Base Currency, payment at maturity is linked to the Least Performing Reference Currency as described below. For contingent digital coupon notes that bullish on the Base Currency relative to the Reference Currencies, payment at maturity is linked to the Best Performing Reference Currency as described below. At maturity, the amount you will receive (other than the final Coupon Payment, if any) will not be greater than $1,000 for each $1,000 principal amount note. Under certain circumstances described below, you may receive at maturity a cash payment that is less than the principal amount of the notes plus the final Coupon Payment, if any.
  The Coupon Payments and the payment at maturity are not linked to a basket composed of the Reference Currencies relative to the Base Currency. The Coupon Payments and the payment at maturity are linked to the performance of each of the Reference Currencies relative to the Base Currency, as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-25.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in (including taking a short position in) any of the Reference Currencies or the Base Currency or any other instruments linked to any of the Reference Currencies or the Base Currency.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms
Reference Currencies:	The Reference Currencies will be specified in the relevant terms supplement. If a Succession Event with respect to a Reference Currency has occurred, such Reference Currency may be replaced by another currency. See “General Terms of Notes — Succession Events.”
Base Currency:	The Base Currency will be specified in the relevant terms supplement. If a Succession Event with respect to the Base Currency has occurred, the Base Currency may be replaced by another currency. See “General Terms of Notes — Succession Events.”
Coupon Rate:	As specified in the relevant terms supplement.
Coupon Payment (Notes that are bullish on the Reference Currencies relative to the Base Currency):	Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency, on any Determination Date, if the Spot Rate of each Reference Currency is greater than or equal to the Starting Spot Rate of such Reference Currency, you will receive a Coupon Payment per $1,000 principal amount note payable on the applicable Coupon Payment Date equal to $1,000 x Coupon Rate.
If the Spot Rate of any Reference Currency on such Determination Date is less than the Starting Spot Rate of such Reference Currency, you will receive no payment on the applicable Coupon Payment Date.
Coupon Payment (Notes that are bullish on the Base Currency relative to the Reference Currencies):	Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Base Currency relative to the Reference Currencies, on any Determination Date, if the Spot Rate of each Reference Currency is less than or equal to the Starting Spot Rate of such Reference Currency, you will receive a Coupon Payment per $1,000 principal amount note payable on the applicable Coupon Payment Date equal to $1,000 x Coupon Rate.
If the Spot Rate of any Reference Currency on such Determination Date is greater than the Starting Spot Rate of such Reference Currency, you will receive no payment on the applicable Coupon Payment Date.

(continued on next page)

Investing in the Contingent Digital Coupon Notes involves a number of risks. See “Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 193-A-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

June 16, 2010

Key Terms (continued):
Payment at Maturity (Notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer):	Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer, the amount you will receive at maturity is based on the performance of the Least Performing Reference Currency as described below.

  If the Ending Spot Rate of the Least Performing Reference Currency is greater than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency, you will lose 1% of the principal amount of your notes for every 1% that the Ending Spot Rate of such Reference Currency is less than the Starting Spot Rate of such Reference Currency. Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Least Performing Reference Currency Return)

For notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency. Because the payment at maturity is linked to the Least Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency depreciates relative to the Base Currency. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of any of the Reference Currencies relative to the Base Currency.

Payment at Maturity (Notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer):

Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer, the amount you will receive at maturity is based on the performance of the Least Performing Reference Currency as described below.

  If the Ending Spot Rate of the Least Performing Reference Currency is greater than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by a percentage that is equal to or less than the buffer percentage, you will receive the principal amount of your notes at maturity.

  If the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by more than the buffer percentage, for every 1% decline of the Least Performing Reference Currency beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Least Performing Reference Currency Return + buffer percentage) x leverage factor]

If applicable, the “leverage factor” will be a number set forth in the relevant terms supplement. If no leverage factor is specified in the relevant terms supplement and the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by an amount that is greater than the buffer percentage, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Least Performing Reference Currency Return + buffer percentage)].

For notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because the payment at maturity is linked to the Least Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency depreciates relative to the Base Currency by more than the buffer percentage. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of any of the Reference Currencies relative to the Base Currency.

Payment at Maturity (Notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer):

Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer, the amount you will receive at maturity is based on the performance of the Best Performing Reference Currency as described below.

  If the Ending Spot Rate of the Best Performing Reference Currency is less than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency, you will lose 1% of the principal amount of your notes for every 1% that the Ending Spot Rate of such Reference Currency is greater than the Starting Spot Rate of such Reference Currency. Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 – ($1,000 x Best Performing Reference Currency Return)

Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.

For notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency. Because the payment at maturity is linked to the Best Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency appreciates relative to the Base Currency. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of the Base Currency relative to each of the Reference Currencies.

(continued on next page)

Key Terms (continued):
Payment at Maturity (Notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer):

Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer, the amount you will receive at maturity is based on the performance of the Best Performing Reference Currency as described below.

  If the Ending Spot Rate of the Best Performing Reference Currency is less than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by a percentage that is equal to or less than the buffer percentage, you will receive the principal amount of your notes at maturity.

  If the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by more than the buffer percentage, for every 1% increase of the Best Performing Reference Currency beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 – [$1,000 x (Best Performing Reference Currency Return – buffer percentage) x leverage factor]

Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.

If applicable, the “leverage factor” will be a number set forth in the relevant terms supplement. If no leverage factor is specified in the relevant terms supplement and the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by an amount that is greater than the buffer percentage, your payment at maturity per $1,000 principal amount note will be $1,000 – [$1,000 x (Best Performing Reference Currency Return – buffer percentage)].

For notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because the payment at maturity is linked to the Best Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency appreciates relative to the Base Currency by more than the buffer percentage. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of the Base Currency relative to each of the Reference Currencies.

Reference Currency Return:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Reference Currency Return” will be specified in the relevant terms supplement as either:
	Reference Currency Return	=	Ending Spot Rate – Starting Spot Rate Starting Spot Rate
or
	Reference Currency Return	=	Ending Spot Rate – Starting Spot Rate Ending Spot Rate

Starting Spot Rate:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the Starting Spot Rate is the Spot Rate of such Reference Currency on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.
Ending Spot Rate:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the Ending Spot Rate is the Spot Rate of such Reference Currency on the final Determination Date.
Spot Rate:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Spot Rate” on any currency business day will be the amount of Base Currency per one unit of Reference Currency, expressed as either (i) the amount of Base Currency per one unit of Reference Currency or (ii) one divided by the amount of Reference Currency per one unit of Base Currency, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page. The relevant terms supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted to determine the Spot Rate. If a market disruption event with respect to a Reference Currency has occurred or is continuing, or a Succession Event with respect to a Reference Currency or the Base Currency has occurred, the method of determining the relevant Spot Rates may be modified as described under “Description of Notes — Postponement of Determination Dates or Initial Averaging Dates” and “General Terms of Notes — Succession Events.”
Least Performing Reference Currency (if applicable):	The Reference Currency with the Least Performing Reference Currency Return, which may be referred to as the “Lesser Performing Reference Currency” in the relevant terms supplement if the notes are linked to only two Reference Currencies.
Best Performing Reference Currency (if applicable):	The Reference Currency with the Best Performing Reference Currency Return, which may be referred to as the “Better Performing Reference Currency” in the relevant terms supplement if the notes are linked to only two Reference Currencies.
Least Performing Reference Currency Return (if applicable):	The lowest of the Reference Currency Returns, which may be referred to as the “Lesser Performing Reference Currency Return” in the relevant terms supplement if the notes are linked to only two Reference Currencies.

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Key Terms (continued):
Best Performing Reference Currency Return (if applicable):	The greatest of the Reference Currency Returns, which may be referred to as the “Better Performing Reference Currency Return” in the relevant terms supplement if the notes are linked to only two Reference Currencies.
Coupon Payment Dates:	Unless otherwise specified in the relevant terms supplement, the Coupon Payment Date with respect to each Determination Date is the third business day after such Determination Date, provided that the final Coupon Payment Date will be the maturity date.
Determination Dates:	As specified in the relevant terms supplement, subject to postponement as described under “Description of Notes — Postponement of Determination Dates or Initial Averaging Dates.”
Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement as described under “Description of Notes — Postponement of Determination Dates or Initial Averaging Dates.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement as described under “Description of Notes — Payment at Maturity.”
Other Terms:	In each case, if applicable, the buffer percentage, the leverage factor will be set forth in the relevant terms supplement.

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 193-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 193-A-I and with respect to JPMorgan Chase & Co. This product supplement no. 193-A-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 193-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 193-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 193-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 193-A-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 193-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Contingent Digital Coupon Notes Linked to the Least Performing of Two or More Reference Currencies Relative to a Base Currency or to the Best Performing of Two or More Reference Currencies Relative to a Base Currency specified in the relevant terms supplement.

General

     The Contingent Digital Coupon Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the performance of the least performing of two or more currencies (each, a “Reference Currency and together the “Reference Currencies”) relative to another currency (the “Base Currency”), in which case the notes are bullish on the Reference Currencies relative to the Base Currency, or that are linked to the performance of the best performing of two or more Reference Currencies relative to a Base Currency, in which case the notes are bullish on the Base Currency relative to the Reference Currencies. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes may pay interest in the form of Coupon Payments at the Coupon Rate specified in the relevant terms supplement depending on the performance of each Reference Currency relative to the Base Currency on each Determination Date as described below. The notes do not guarantee any return of principal at maturity. For notes that are bullish on the Reference Currencies relative to the Base Currency, payment at maturity is linked to the Least Performing Reference Currency as described below. For notes that are bullish on the Base Currency relative to the Reference Currencies, payment at maturity is linked to the Best Performing Reference Currency as described below. At maturity, the amount you will receive (other than the final Coupon Payment, if any) will not be greater than $1,000 for each $1,000 principal amount note. Under certain circumstances described below, you may receive at maturity a cash payment that is less than the principal amount of the notes plus the final Coupon Payment, if any.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 193-A-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Coupon Payments

     Notes that are bullish on the Reference Currencies relative to the Base Currency

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency, on any Determination Date, if the Spot Rate of each Reference Currency is greater than or equal to the Starting Spot Rate of such Reference Currency, you will receive a Coupon Payment per $1,000 principal amount note payable on the applicable Coupon Payment Date equal to $1,000 x Coupon Rate.

     If the Spot Rate of any Reference Currency on such Determination Date is less than the Starting Spot Rate of such Reference Currency, you will receive no payment on the applicable Coupon Payment Date.

     Notes that are bullish on the Base Currency relative to the Reference Currencies

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Base Currency relative to the Reference Currencies, on any Determination Date, if the Spot Rate of each Reference Currency is less than or equal to the Starting Spot Rate of such Reference Currency, you will receive a Coupon Payment per $1,000 principal amount note payable on the applicable Coupon Payment Date equal to $1,000 x Coupon Rate.

     If the Spot Rate of any Reference Currency on such Determination Date is greater than the Starting Spot Rate of such Reference Currency, you will receive no payment on the applicable Coupon Payment Date.

     The “Coupon Rate” will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Spot Rate” on any currency business day will be the amount of Base Currency per one unit of Reference Currency, expressed as either (i) the amount of Base Currency per one unit of the Reference Currency or (ii) one divided by the amount of Reference Currency per one unit of Base Currency, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page. The relevant terms supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted to determine the Spot Rate. If a market disruption event with respect to a Reference Currency has occurred or is continuing, or a Succession Event with respect to a Reference Currency or the Base Currency has occurred, the method of determining the relevant Spot Rates may be modified as described under “Description of Notes — Postponement of Determination Dates or Initial Averaging Dates” and “General Terms of Notes — Succession Events.”

     Unless otherwise specified in the relevant terms supplement, a “currency business day,” with respect to a Reference Currency, is a day on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market that occurs in The City of New York and the principal financial center for the Reference Currency and, if specified in the relevant terms supplement, the Base Currency, as specified in the relevant terms supplement, (b) banking institutions in The City of New York and such principal financial center for the Reference Currency and, if specified in the relevant terms supplement, the Base Currency, are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the relevant terms supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open, each as determined by the calculation agent.

     The Determination Dates will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below under “Description of Notes — Postponement of Determination Dates or Initial Averaging Dates.”

     Each Coupon Payment will be paid to the holders of record at the close of business on the date 15 calendar days prior to that Coupon Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant term sheet. If the maturity date is adjusted as the result of a market disruption event, the payment of coupon due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional coupon will accrue or be payable as a result of the delayed payment.

     Unless otherwise specified in the relevant terms supplement, the “Coupon Payment Date” with respect to each Determination Date will be the third business day following such Determination Date, provided that the final Coupon Payment Date will be the maturity date. If the maturity date is adjusted as the result of a market disruption event, the final Coupon Payment, if any, due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, and no additional interest will accrue or be payable as a result of the delayed payment.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Determination Date is postponed as described below. We will also specify whether or not the notes have a buffer and/or leverage factor and the amount of any such buffer in the relevant terms supplement.

     Notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer, the amount you will receive at maturity is based on the performance of the Least Performing Reference Currency as described below.

  If the Ending Spot Rate of the Least Performing Reference Currency is greater than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency, you will lose 1% of the principal amount of your notes for every 1% that the Ending Spot Rate of such Reference Currency is less than the Starting Spot Rate of such Reference Currency. Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Least Performing Reference Currency Return)

     For notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency. Because the payment at maturity is linked to the Least Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency depreciates relative to the Base Currency. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of any of the Reference Currencies relative to the Base Currency.

Notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer, the amount you will receive at maturity is based on the performance of the Least Performing Reference Currency as described below.

  If the Ending Spot Rate of the Least Performing Reference Currency is greater than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by a percentage that is equal to or less than the buffer percentage, you will receive the principal amount of your notes at maturity.

  If the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by more than the buffer percentage, for every 1% decline of the Least Performing Reference Currency beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Least Performing Reference Currency Return + buffer percentage) x leverage factor]

     If applicable, the “leverage factor” will be a number set forth in the relevant terms supplement. If no leverage factor is specified in the relevant terms supplement and the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by an amount that is greater than the buffer percentage, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Least Performing Reference Currency Return + buffer percentage)].

     For notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because the payment at maturity is linked to the Least Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency depreciates relative to the Base Currency by more than the buffer percentage. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of any of the Reference Currencies relative to the Base Currency.

     Notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer, the amount you will receive at maturity is based on the performance of the Best Performing Reference Currency as described below.

  If the Ending Spot Rate of the Best Performing Reference Currency is less than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency, you will lose 1% of the principal amount of your notes for every 1% that the Ending Spot Rate of such Reference Currency is greater than the Starting Spot Rate of such Reference Currency. Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 – ($1,000 x Best Performing Reference Currency Return)

Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.

     For notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency. Because the payment at maturity is linked to the Best Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency appreciates relative to the Base Currency. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of the Base Currency relative to each of the Reference Currencies.

     Notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer, the amount you will receive at maturity is based on the performance of the Best Performing Reference Currency as described below.

  If the Ending Spot Rate of the Best Performing Reference Currency is less than or equal to the Starting Spot Rate of such Reference Currency, you will receive the principal amount of your notes at maturity plus the final Coupon Payment.

  If the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by a percentage that is equal to or less than the buffer percentage, you will receive the principal amount of your notes at maturity.

  If the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by more than the buffer percentage, for every 1% increase of the Best Performing Reference Currency beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 – [$1,000 x (Best Performing Reference Currency Return – buffer percentage) x leverage factor]

Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.

     If applicable, the “leverage factor” will be a number set forth in the relevant terms supplement. If no leverage factor is specified in the relevant terms supplement and the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by an amount that is greater than the buffer percentage, your payment at maturity per $1,000 principal amount note will be $1,000 – [$1,000 x (Best Performing Reference Currency Return – buffer percentage)].

     For notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because the payment at maturity is linked to the Best Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency appreciates relative to the Base Currency by more than the buffer percentage. Other than the final Coupon Payment, if any, at maturity, you will not receive an amount greater than $1,000 for each $1,000 principal amount note because you will not benefit directly from the appreciation of the Base Currency relative to each of the Reference Currencies.

     In each case, if applicable, the “buffer percentage” and the “leverage factor” will be an amount set forth in the relevant terms supplement.

     The “Least Performing Reference Currency” means the Reference Currency with the Least Performing Reference Currency Return, which may be referred to as the “Lesser Performing Reference Currency” in the relevant terms supplement if the notes are linked to only two Reference Currencies.

     The “Best Performing Reference Currency” means the Reference Currency with the Best Performing Reference Currency Return, which may be referred to as the “Better Performing Reference Currency” in the relevant terms supplement if the notes are linked to only two Reference Currencies.

     The “Least Performing Reference Currency Return” means the lowest of the Reference Currency Returns, which may be referred to as the “Lesser Performing Reference Currency Return” in the relevant terms supplement if the notes are linked to only two Reference Currencies.

     The “Best Performing Reference Currency Return” means the greatest of the Reference Currency Returns, which may be referred to as the “Better Performing Reference Currency Return” in the relevant terms supplement if the notes are linked to only two Reference Currencies.

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Reference Currency Return” will be specified in the relevant terms supplement as either:

Reference Currency Return =	Ending Spot Rate – Starting Spot Rate Starting Spot Rate

or

Reference Currency Return =	Ending Spot Rate – Starting Spot Rate Ending Spot Rate

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Starting Spot Rate” is the Spot Rate of such Reference Currency on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates on each of the Initial Averaging Dates, if applicable.

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Ending Spot Rate” is the Spot Rate of such Reference Currency on the final Determination Date.

     The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below under “Description of Notes — Postponement of Determination Dates or Initial Averaging Dates.”

     The maturity date will be specified in the relevant terms supplement, and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Determination Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following such final Determination Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of Determination Dates or Initial Averaging Dates

     If a Determination Date or an Initial Averaging Date, if applicable, is not a currency business day with respect to any Reference Currency or there is a market disruption event with respect to any Reference Currency on such Determination Date or Initial Averaging Date, as applicable (any such Reference Currency affected by a non-currency business day or a market disruption event, a “Disrupted Reference Currency”), the applicable Determination Date or Initial Averaging Date will be postponed to the immediately succeeding currency business day for such Disrupted Reference Currency during which no market disruption event with respect to such Disrupted Reference Currency shall have occurred or be continuing; provided that no Determination Date or Initial Averaging Date, as applicable, will be postponed more than ten business days following the date originally scheduled to be such Determination Date or Initial Averaging Date, as applicable. If a Determination Date or an Initial Averaging Date, if applicable, is to be postponed as described above, and there are two or more Disrupted Reference Currencies and the first currency business day on which there is no market disruption event relating to the first Disrupted Reference Currency is different from such currency business day for one or more of the other Disrupted Reference Currencies, such Determination Date or Initial Averaging Date, as applicable, will be postponed to the latest of such currency business days.

     If a Determination Date or an Initial Averaging Date, if applicable, is to be postponed as described above, (i) the applicable Spot Rate for each Reference Currency (other than any such Disrupted Reference Currency) on such Determination Date or Initial Averaging Date, as postponed, will be the Spot Rate on the originally scheduled Determination Date or Initial Averaging Date, as applicable, and (ii) the applicable Spot Rate for any such Disrupted Reference Currency on such Determination Date or Initial Averaging Date, as postponed, will be the Spot Rate on the currency business day for such Disrupted Reference Currency immediately succeeding the originally scheduled Determination Date or Initial Averaging Date, as applicable, during which no market disruption event with respect to such Disrupted Reference Currency shall have occurred or be continuing. For the avoidance of doubt, if any Determination Date or Initial Averaging Date, if applicable, is to be postponed as described in the paragraph immediately above and there are two or more Disrupted Reference Currencies, the calculation agent will use the Spot Rates of the Disrupted Reference Currencies on different currency business days.

     Notwithstanding the foregoing, if any Determination Date or Initial Averaging Date has been postponed to the tenth business day and such tenth business day is not a currency business day for such Disrupted Reference Currency or there is a market disruption event with respect to such Disrupted Reference Currency on such tenth business day, the calculation agent will determine the applicable Spot Rate for such Disrupted Reference Currency on such tenth business day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not guarantee any Coupon Payment on any Coupon Payment Date or any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing (or taking a short position) directly in any of the Reference Currencies or the Base Currency or any instruments linked to any of the Reference Currencies or the Base Currency. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Your investment in the notes may result in a loss.

     The notes do not guarantee any Coupon Payment on any Coupon Payment Date or any return of principal at maturity. The amount payable at maturity, if any, will be determined pursuant to the terms described in this product supplement no. 193-A-I and the relevant terms supplement. The relevant terms supplement will specify whether the notes have a buffer, a Strike Level and/or a leverage factor.

     For notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency. Because the payment at maturity is linked to the Least Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency depreciates relative to the Base Currency.

     For notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Least Performing Reference Currency is less than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because the payment at maturity is linked to the Least Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency depreciates relative to the Base Currency by more than the buffer percentage.

     For notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency. Because the payment at maturity is linked to the Best Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency appreciates relative to the Base Currency.

     For notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of the Best Performing Reference Currency is greater than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because the payment at maturity is linked to the Best Performing Reference Currency, you will lose some or all of your principal at maturity if any Reference Currency appreciates relative to the Base Currency by more than the buffer percentage.

You may receive no Coupon Payments during the term of the notes.

     For notes that are bullish on the Reference Currencies relative to the Base Currency, you will receive no Coupon Payment on a Coupon Payment Date if the Spot Rate of any Reference Currency on the applicable Determination Date is less than the Starting Spot Rate of such Reference Currency. For notes that are bullish on the Base Currency relative to the Reference Currencies, you will receive no Coupon Payment on a Coupon Payment Date if the Spot Rate of any Reference Currency on the applicable Determination Date is greater than the Starting Spot Rate of such Reference Currency. Accordingly, negative performance by one or more of the Reference Currencies relative to the Base Currency (for notes that are bullish on the Reference Currencies relative to the Base Currency) or by the Base Currency relative to one or more of the Reference Currencies (for notes that are bullish on the Base Currency relative to the Reference Currencies) will prevent you from receiving one or more Coupon Payments, and you may receive no Coupon Payments during the term of the notes. As a result, you may receive no return on your investment.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes on any Coupon Payment Date, at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade (including taking short positions in) the Reference Currencies and the Base Currency, and other financial instruments related to the Reference Currencies or the Base Currency on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Currencies or the Base Currency. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the value of the Reference Currencies and the Base Currency and, accordingly, could affect the value of the notes, whether you receive any Coupon Payments and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in trading activities related to the Reference Currencies and the Base Currency. In the course of this business, we or our affiliates may acquire non-public information with respect to such currency investments, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to such currency investments or regarding expected movements in exchange rates. Any prospective purchaser of notes should undertake an independent investigation of the Reference Currencies and the Base Currency as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Reference Currencies and/or the Base Currency. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Spot Rate, the Ending Spot Rate and the Reference Currency Return for each Reference Currency, the Spot Rate of each Reference Currency on the pricing date or each Initial Averaging Date, as applicable, and on each Determination Date, the Coupon Payment, if any, that we will pay you on any Coupon Payment Date and the amount, if any, that we will pay you at maturity, and whether a day is a Coupon Payment Date. The calculation agent will also be responsible for determining the Spot Rate for a Reference Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable and selecting a Successor Currency, if applicable. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

You are exposed to the risk of negative performance by all of the Reference Currencies relative to the Base Currency (for notes that are bullish on the Reference Currencies relative to the Base Currency) or by the Base Currency relative to all of the Reference Currencies (for notes that are bullish on the Base Currency relative to the Reference Currencies).

     Your return on the notes and your payment at maturity, if any, is not linked to a basket consisting of the Reference Currencies relative to the Base Currency. Rather, any Coupon Payments and your payment at maturity will be contingent upon the performance of each individual Reference Currency. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed equally to the risks related to all of the Reference Currencies relative to the Base Currency. Negative performance by any one of the Reference Currencies relative to the Base Currency (for notes that are bullish on the Reference Currencies relative to the Base Currency) or by the Base Currency relative to any one of the Reference Currencies (for notes that are bullish on the Base Currency relative to the Reference Currencies) over the term of the notes may prevent you from receiving one or more Coupon Payments and may negatively affect your payment at maturity. Any such negative performance by any one of the Reference Currencies relative to the Base Currency (for notes that are bullish on the Reference Currencies relative to the Base Currency) or by the Base Currency relative to any one of the Reference Currencies (for notes that are bullish on the Base Currency relative to the Reference Currencies) will not be offset or mitigated by positive performance by any or all of the Reference Currencies relative to the Base Currency (for notes that are bullish on the Reference Currencies relative to the Base Currency) or by the Base Currency relative to any or all of the Reference Currencies (for notes that are bullish on the Base Currency relative to the Reference Currencies). Accordingly, your investment is subject to the risk of all of the Reference Currencies relative to the Base Currency. You cannot predict the future performance of a Reference Currency relative to the Base Currency based on its historical performance.

You will not receive a payment at maturity with a value greater than your principal amount plus the final Coupon Payment, if any.

     The payment you receive at maturity, if any, will be no greater than the principal amount of your notes plus the final Coupon Payment, if any, and the total payments you receive over the term of the notes will not exceed the principal amount of your notes plus the Coupon Payments, if any, paid during the term of the notes. For notes that are bullish on the Reference Currencies relative to the Base Currency, you will receive no more than the principal amount of your notes plus the final Coupon Payment, if any, regardless of any appreciation in the value of any Reference Currency relative to the Base Currency, which may be significant. For notes that are bullish on the Base Currency relative to the Reference Currencies, you will receive no more than the principal amount of your notes plus the final Coupon Payment, if any, regardless of any appreciation in the value of the Base Currency relative to the any Reference Currency, which may be significant.

Your return on your investment in the notes will be limited to the Coupon Payments, if any, on the notes.

     The only return that you will receive on your investment in the notes will be the Coupon Payments, if any, on the notes specified in the relevant terms supplement. There is no guarantee that you will receive any Coupon Payment over the term of the notes. In addition, the Coupon Payments, if any, may not be sufficient to offset any loss of principal at maturity.

The value of the Starting Spot Rates for the Reference Currencies may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Starting Spot Rates for the Reference Currencies will be determined based on the arithmetic average of the applicable Spot Rates on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Starting Spot Rates for the Reference Currencies may not be determined, and you may therefore not know the value of such Starting Spot Rates, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance —The Depository Trust Company,” will not set forth the Starting Spot Rates for the Reference Currencies. The Starting Spot Rate for each Reference Currency will be used in the calculation of the Reference Currency Return for such Reference Currency and the payment at maturity. The Starting Spot Rate for each Reference Currency will also be used to determine whether you will receive a Coupon Payment on any Coupon Payment Date. If there are any increases or decreases in the Spot Rates for the Reference Currencies on the Initial Averaging Dates that occur after the issue date and such increases or decreases result in the Starting Spot Rates for one or more Reference Currencies being greater or less than the applicable Spot Rates on the issue date, this may establish higher levels (for notes that are bullish on the Reference Currencies relative to the Base Currency) or lower levels (for notes that are bullish on the Base Currency relative to the Reference Currencies) that the Reference Currencies relative to the Base Currency must achieve for you to receive a Coupon Payment on any Coupon Payment Date or to avoid a loss of principal at maturity.

For notes that are bullish on the Reference Currencies relative to the Base Currency, a decrease in the value of any Reference Currency relative to the Base Currency may lead to a loss of some or all of your investment at maturity.

     For notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of any Reference Currency is less than the Starting Spot Rate of such Reference Currency, or, for notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer, if the Ending Spot Rate of any Reference Currency is less than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because your payment at maturity is linked to the performance of the Least Performing Reference Currency on the final Review Date, any depreciation in the value of any Reference Currency relative to the Base Currency (or conversely, any increase in the value of the Base Currency relative to any Reference Currency) may adversely affect your return on the notes.

For notes that are bullish on the Base Currency relative to the Reference Currencies, an increase in the value of any Reference Currency relative to the Base Currency may lead to a loss of some or all of your investment at maturity.

     For notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of any Reference Currency is greater than the Starting Spot Rate of such Reference Currency, or, for notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer, if the Ending Spot Rate of any Reference Currency is greater than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. Because your payment at maturity is linked to the performance of the Best Performing Reference Currency on the final Review Date, any depreciation in the value of the Base Currency relative to any Reference Currency (or conversely, any decrease in the value of any Reference Currency relative to the Reference Base) may adversely affect your return on the notes.

For notes that are bullish on the Reference Currencies relative to the Base Currency, the Spot Rate of any Reference Currency on the Determination Dates may be less than the Spot Rate of such Reference Currency on the Coupon Payment Dates, on the maturity date of the notes or at other times during the term of the notes.

     For notes that are bullish on the Reference Currencies relative to the Base Currency, the Spot Rate of each Reference Currency on the Coupon Payment Dates, on the maturity date or at other times during the term of the notes, including dates near the Determination Dates, could be higher than the Spot Rate of such Reference Currency on the Determination Dates. This difference could be particularly large if there is a significant increase in the Spot Rate of such Reference Currency after a Determination Date, or if there is a significant decrease in the Spot Rate of such Reference Currency around the time of the Determination Dates, or if there is significant volatility in the Spot Rate of such Reference Currency during the term of the notes (especially on dates near the Determination Dates). For example, when the final Determination Date is near the end of the term of the notes, then if the Spot Rate of a Reference Currency increases or remains relatively constant during the initial term of the notes and then decreases below the Starting Spot Rate of such Reference Currency, the Spot Rate of such Reference Currency on the final Determination Date may be significantly less than if it were calculated on a date earlier than the final Determination Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in (or taken a short position in) any of the Reference Currencies or the Base Currency or instruments relating to any of the Reference Currencies or the Base Currency for which there is an active secondary market.

For notes that are bullish on the Base Currency relative to the Reference Currencies, the Spot Rate of any Reference Currency on the Determination Dates may be greater than the Spot Rate of such Reference Currency on the Coupon Payment Dates, on the maturity date of the notes or at other times during the term of the notes.

     For notes that are bullish on the Base Currency relative to the Reference Currencies, the Spot Rate of each Reference Currency on the Coupon Payment Dates, on the maturity date or at other times during the term of the notes, including dates near the Determination Dates, could be lower than the Spot Rate of such Reference Currency on the Determination Dates. This difference could be particularly large if there is a significant decrease in the Spot Rate of such Reference Currency after a Determination Date, or if there is a significant increase in the Spot Rate of such Reference Currency around the time of the Determination Dates, or if there is significant volatility in the Spot Rate of such Reference Currency during the term of the notes (especially on dates near the Determination Dates). For example, when the final Determination Date is near the end of the term of the notes, then if the Spot Rate of a Reference Currency decreases or remains relatively constant during the initial term of the notes and then increases above the Starting Spot Rate of such Reference Currency, the Spot Rate of such Reference Currency on the final Determination Date may be significantly greater than if it were calculated on a date earlier than the final Determination Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in (or taken a short position in) any of the Reference Currencies or the Base Currency or instruments relating to any of the Reference Currencies or the Base Currency for which there is an active secondary market.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where each Reference Currency has appreciated relative to the Base Currency (for notes that are bullish on the Reference Currencies relative to the Base Currency) or where the Base Currency has appreciated relative to each Reference Currency (for notes that are bullish on the Base Currency relative to the Reference Currencies) since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Your return on the notes will not reflect the return of a direct investment in the Reference Currencies.

     Your return on the notes will not reflect the return you would realize if you directly invested in or traded the Reference Currencies or instruments related to the Reference Currencies.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are subject to currency exchange risk.

     Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of each Reference Currency and the Base Currency is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the Reference Currencies’ countries, the Base Currency’s country, and economic and political developments in other relevant countries.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments in the Reference Currencies’ and Base Currency’s countries and between each country and its major trading partners; and

  the extent of governmental surplus or deficit in the Reference Currencies’ and Base Currency’s countries.

     All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Reference Currencies’ and the Base Currency’s countries and those of other countries important to international trade and finance.

The liquidity, trading value and amounts payable, if any, under the notes could be affected by the actions of the governments of the originating nations of the Reference Currencies and the Base Currency.

     Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable, if any, under the notes could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. Unless such an event constitutes a market disruption event or a Succession event, there will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the Reference Currencies, the Base Currency or any other currency. See “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Succession Events.”

Even though the Reference Currencies and Base Currency are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

     The interbank market for the Reference Currencies and the Base Currency is a global, around-the-clock market and the Reference Currencies and Base Currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the Reference Currencies and the Base Currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the Spot Rates of the Reference Currencies, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the Reference Currencies may affect the price of the notes.

     There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to determine the Starting Spot Rate of each Reference Currency and the Spot Rate of each Reference Currency on each Determination Date and therefore your Coupon Payments, if any, and payment at maturity on the notes, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

     In addition, certain relevant information relating to the originating countries of the Reference Currencies or the Base Currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Reference Currencies and the Base Currency and must be prepared to make special efforts to obtain that information on a timely basis.

The recent global financial crisis can be expected to heighten currency exchange risks.

     In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the value of the Reference Currencies relative to the Base Currency. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes, any Coupon Payments and your payment at maturity, if any.

Changes in interest rates may affect the trading value of the notes.

     We expect that changes in interest rates will affect the trading value of the notes. For notes that are bullish on the Reference Currencies relative to the Base Currency, in general, if interest rates of the country issuing the Base Currency increase, we expect the trading value of the notes will decrease and, conversely, if the interest rates of the country issuing the Base Currency decrease, we expect that the trading value of the notes will increase. For notes that are bullish on the Base Currency relative to the Reference Currencies, in general, if interest rates of the country issuing the Base Currency increase, we expect the trading value of the notes will increase and, conversely, if the interest rates of the country issuing the Base Currency decrease, we expect that the trading value of the notes will decrease.

     If interest rates increase or decrease in markets based on any Reference Currency, the trading value of the notes may be adversely affected. Interest rates may affect the economies of the countries issuing the Reference Currencies or the Base Currency, and, in turn, the exchange rates and therefore the value of the Reference Currencies relative to the Base Currency. Prior to maturity, the impact of interest rates of the country issuing the Base Currency and the interest rates of the countries issuing the Reference Currencies may either offset or magnify each other.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of exchange rates of the Reference Currencies relative to the Base Currency and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the Spot Rates of any or all of the Reference Currencies. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Reference Currencies and the Base Currency;

  the time to maturity of the notes;

  the Coupon Rate applicable to the notes;

  interest and yield rates in the market generally as well as in each of the Reference Currencies’ and Base Currency’s countries;

  the exchange rate and the volatility of the exchange rate among each of the Reference Currencies;

  changes in correlation (the extent to which the Reference Currency exchange rates increase or decrease to the same degree at the same time) between the Reference Currency exchange rates;

  suspension or disruption of market trading in any or all of the Reference Currencies or Base Currency;

  economic, financial, political, regulatory and judicial events that affect the value of the Reference Currencies or Base Currency or the economies of the originating countries of such currencies; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Spot Rate of any Reference Currency is at, below or not sufficiently above the Starting Spot Rate for such Reference Currency (for notes that are bullish on the Reference Currencies relative to the Base Currency), or is at, above or not sufficiently below the Starting Spot Rate for such Reference Currency (for notes that are bullish on the Base Currency relative to the Reference Currencies).

     You cannot predict the future performance of the Reference Currencies or the Base Currency based on their historical performance. For notes that are bullish on the Reference Currencies relative to the Base Currency without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of any Reference Currency is less than the Starting Spot Rate of such Reference Currency, or, for notes that are bullish on the Reference Currencies relative to the Base Currency with a buffer, if the Ending Spot Rate of any Reference Currency is less than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. For notes that are bullish on the Base Currency relative to the Reference Currencies without a buffer, you will lose some or all of your principal at maturity if the Ending Spot Rate of any Reference Currency is greater than the Starting Spot Rate of such Reference Currency, or, for notes that are bullish on the Base Currency relative to the Reference Currencies with a buffer, if the Ending Spot Rate of any Reference Currency is greater than the Starting Spot Rate of such Reference Currency by more than the buffer percentage. There can be no assurance that the Spot Rate of each Reference Currency will not decrease (for notes that are bullish on the Reference Currencies relative to the Base Currency) or increase (for notes that are bullish on the Base Currency relative to the Reference Currencies) so that at maturity, you do not lose some or all of your investment.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. Such agent’s estimated cost includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

Suspensions or disruptions of market trading in the currency markets may adversely affect the amount payable at maturity and/or the market value of the notes.

     The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. These circumstances could affect the value of the Reference Currencies relative to the Base Currency (and the applicable Spot Rate) and, therefore, whether we will pay you any Coupon Payments, the amount we will pay you at maturity, if any, and the market value of the notes.

One or more the Reference Currencies and/or the Base Currency may be replaced by other currencies following a Succession Event.

     If a Reference Currency or the Base Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or any country or economic region, as applicable, in which the lawful currency is a Reference Currency or the Base Currency (the “Relevant Country”) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event (each such event, a “Succession Event”), such Reference Currency or the Base Currency will be replaced with another currency (a “Successor Currency”). In the event of any such Succession Event, you will become subject to the performance of the Successor Currency relative to the Base Currency or the performance of the Reference Currencies relative to the Successor Currency, as applicable. You should read “General Terms of Notes — Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a Succession Event and the consequent adjustments may materially and adversely affect the value of the notes.

Currency market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining the Starting Spot Rate, the Spot Rate on any Determination Date (including the Ending Spot Rate) or the Reference Currency Return of any Reference Currency, and consequently, calculating the amount that we are required to pay you, if any, on any Coupon Payment Date or at maturity. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Deliverability Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “General Terms of Notes —Market Disruption Events” for further information on what constitutes a market disruption event. If the calculation agent, in its sole discretion, determines that any of these events (other than a Price Source Disruption Event) prevents us or any of our affiliates from properly hedging our obligations under the notes or if a Price Source Disruption Event has occurred, it is possible that a Determination Date and the maturity date will be postponed and your return will be adversely affected. Moreover, if any Determination Date is postponed to the last possible day and the Spot Rate for a Reference Currency is not available on that day because of a market disruption event or if such day is not a currency business day, the calculation agent will nevertheless determine the Spot Rate for such Reference Currency in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant. See “Description of Notes — Postponement of Determination Dates or Initial Averaging Dates.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. The IRS might not accept, and a court might not uphold, the tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the relevance of factors such as the nature of the underlying property to which the instruments are linked and the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. In 2007 the IRS also issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. We believe that the notes are distinguishable in meaningful respects from the instrument described in the revenue ruling. However, future guidance extending the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect. We expect that Coupon Payments made to Non-U.S. Holders (as defined in “Certain U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders”) will be withheld upon at a rate of 30%, subject to possible reduction or elimination under an applicable income tax treaty, unless that income is effectively connected with their conduct of a trade or business in the United States (in which case, in order to avoid withholding, Non-U.S. Holders will likely be required to provide a properly executed IRS Form W-8ECI). Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 193-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice and ruling described above. Non-U.S. Holders should also consult their tax advisers regarding the possibility of withholding on Coupon Payments, including the possibility of obtaining a refund of withheld amounts.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $45.00 per $1,000 principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions (including short positions) in the Reference Currencies, the Base Currency, or instruments the value of which is derived from the Reference Currencies and/or the Base Currency. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase or decrease the value of the Reference Currencies relative to the Base Currency as well as the Starting Spot Rates for the Reference Currencies, and, therefore, effectively establish a higher value (for notes that are bullish on the Reference Currencies relative to the Base Currency) or lower value (for notes that are bullish on the Base Currency relative to the Reference Currencies) that the Reference Currencies must achieve for you to receive a Coupon Payment on any Coupon Payment Date or to avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the Reference Currencies, the Base Currency, or instruments the value of which is derived from the Reference Currencies or the Base Currency. Although we have no reason to believe that any of these activities will have a material impact on the value of any of the Reference Currencies or the Base Currency or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE REFERENCE CURRENCIES

Historical Performance of the Reference Currencies

     We will provide historical information on the performance of the Reference Currencies relative to the Base Currency in the relevant terms supplement. You should not take any such historical data as an indication of future performance and we take no responsibility for the accuracy or completeness of such information.

Hypothetical returns on your notes

     The relevant terms supplement may include a table, chart or graph showing various hypothetical Coupon Payments or hypothetical returns on your note based on a range of hypothetical Spot Rates on the Determination Dates for one or more Reference Currencies and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

     Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical Spot Rates on the scheduled Determination Dates could have on the hypothetical Coupon Payments or hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any Coupon Payments or payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on the Ending Spot Rate and the Spot Rates on other scheduled Determination Dates, in each case that may vary and on assumptions that may prove to be erroneous.

     The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in (including taking a short position in) the Reference Currencies or the Base Currency directly. Among other things, the return on an investment in the Reference Currencies or the Base Currency is likely to have tax consequences that are different from an investment in your note.

     We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Spot Rate, the Ending Spot Rate and the Reference Currency Return for each Reference Currency, the Spot Rate of each Reference Currency on the pricing date or each Initial Averaging Date, as applicable, and on each Determination Date, the Coupon Payment, if any, that we will pay you on any Coupon Payment Date and the amount, if any, that we will pay you at maturity, and whether a day is a Coupon Payment Date. The calculation agent will also be responsible for determining the Spot Rate for a Reference Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable and selecting a Successor Currency, if applicable. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount, if any, to be paid on each Coupon Payment Date or at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding such Coupon Payment Date or the maturity date, as applicable.

     All calculations with respect to the Reference Currency Return will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all calculations with respect to any Spot Rate at any time on any currency business day (including any Starting Spot Rate or Ending Spot Rate) will be rounded to five significant figures, with fives rounded up (e.g., 0.00876545 would be rounded to 0.0087655, and 87.6545 would be rounded to 87.655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the Starting Spot Rate, the Spot Rate on any Determination Date (including the Ending Spot Rate) or the Reference Currency Return of any Reference Currency, and consequently, calculating the amount that we are required to pay you, if any, on any Coupon Payment Date or at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of the events described in the following paragraph individually as a “market disruption event.”

     A “market disruption event,” unless otherwise specified in the relevant terms supplement, means the occurrence of any of the following:

(a)	a Convertibility Event;

(b)	a Deliverability Event;

(c)	a Liquidity Event;

(d)	a Taxation Event;

(e)	a Discontinuity Event;

(f)	a Price Source Disruption Event; or

(g)

(i) if the determination of the Spot Rate for a Reference Currency relative to the Base Currency involves the use of cross rates, the unavailability of a cross rate for such Reference Currency and Base Currency, each relative to the U.S. dollar, that prevents the calculation agent from calculating the Spot Rate for such Reference Currency relative to the Base Currency in the manner provided in the relevant terms supplement, or (ii) any event that generally makes it impossible to convert any currency used in the calculation of the Spot Rate for a Reference Currency into another currency (including, but not limited to, U.S. dollars), in each case as determined by the calculation agent in its sole discretion and in the case of an event described in clause (a), (b), (c), (d), (e) or (g) above, a determination by the calculation agent in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     “Convertibility Event” means an event that has the effect of preventing, restricting or delaying a market participant from:

     (i) converting a Reference Currency into the Base Currency through customary legal channels; or

     (ii) converting a Reference Currency into the Base Currency at a rate at least as favorable as the rate for domestic institutions located in the country or economic region the lawful currency of which is the Reference Currency (the “Reference Currency Country”).

     “Deliverability Event” means an event that has the effect of preventing, restricting or delaying a market participant from:

     (i) delivering a Reference Currency from accounts inside the Reference Currency Country to accounts outside the Reference Currency Country; or

     (ii) delivering the Reference Currency between accounts inside the Reference Currency Country or to a party that is a non-resident of the Reference Currency Country.

     “Liquidity Event” means the imposition by a Reference Currency Country (or any political subdivision or regulatory authority thereof) or the country or economic region the lawful currency of which is the Base Currency (the “Base Currency Country” and each Reference Currency Country and Base Currency Country, a “Relevant Country”) (or any political subdivision or regulatory authority thereof) of any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in a Reference Currency Country or the Base Currency Country, as applicable, by a non-resident of such Reference Currency Country or the Base Currency Country), or the publication of any notice of an intention to do so, which the calculation agent determines in good faith and in a commercially reasonable manner is likely to materially affect an investment in the applicable Reference Currency or the Base Currency.

     “Taxation Event” means the implementation by the applicable Relevant Country (or any political subdivision or regulatory authority thereof), or the publication of any notice of an intention to implement, any changes to the laws or regulations relating to foreign investment in such Relevant Country, as applicable (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the calculation agent determines in good faith in a commercially reasonable manner are likely to materially affect an investment in the applicable Reference Currency or the Base Currency.

     “Discontinuity Event” means the pegging or de-pegging of a Reference Currency to the Base Currency or the controlled appreciation or devaluation by the Relevant Country (or any political subdivision or regulatory authority thereof) of a Reference Currency relative to the Base Currency, as determined by the calculation agent in good faith and in a commercially reasonable manner.

     “Price Source Disruption Event” means the non-publication or unavailability of the applicable spot rate for a Reference Currency relative to the Base Currency or, if cross rates are to be used in determining the Spot Rate of a Reference Currency relative to the Base Currency, the non-publication or unavailability of the applicable cross rate for such Reference Currency or Base Currency, each relative to the U.S. dollar, in each case on the applicable Reuters or Bloomberg page (or any substitute page) specified in the relevant terms supplement and at the applicable time specified in the relevant terms supplement for the determination of the Daily Spot Rate for such Reference Currency on any date of determination.

Succession Events

     A “Succession Event” means the occurrence of either of the following events:

     (a) a Reference Currency or the Base Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

     (b) any Relevant Country divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

     We refer to the applicable Reference Currency or the Base Currency with respect to which a Succession Event has occurred as the “Former Currency.”

     On and after the effective date of a Succession Event, the Former Currency will be deemed to be replaced with:

     (i) in the case of clause (a) above, the currency that lawfully replaces the Former Currency, into which the Former Currency is converted or redenominated, or for which the Former Currency is exchanged, as applicable, or

     (ii) in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the Former Currency, taking into account the latest available quotation for the spot rate of the Former Currency relative to the Base Currency or the applicable Reference Currency relative to the Base Currency, as applicable, and any other information that it deems relevant.

     We refer to the replacement currency determined as described in clause (i) or (ii) above as a “Successor Currency.”

     Upon the occurrence of a Succession Event:

     (x) if the Former Currency is a Reference Currency, the Starting Spot Rate for the Successor Currency will be equal to (A) the product of the Starting Spot Rate for the Former Currency and the official conversion rate for the Former Currency per one unit of Successor Currency (as publicly announced by the Reference Currency Country) used by the Reference Currency Country to set its official exchange rate for the Base Currency per one unit of Successor Currency on the effective date of such Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the Reference Currency Country, the product of the Spot Rate for the Successor Currency on the effective date of such Succession Event and a fraction, the numerator of which is the Starting Spot Rate for the Former Currency and the denominator of which is the Spot Rate for the Former Currency on the currency business day immediately preceding the effective date of such Succession Event; or

     (y) if the Former Currency is the Base Currency, the Starting Spot Rate for each Reference Currency will be adjusted to be equal to (A) the product of the Starting Spot Rate for such Reference Currency immediately prior to such adjustment and the official conversion rate for the Successor Currency per one unit of Former Currency (as publicly announced by the Base Currency Country) used by the Base Currency Country to set its official exchange rate for such Reference Currency per one unit of Successor Currency on the effective date of such Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the Base Currency Country, the product of the Spot Rate for such Reference Currency (determined by reference to the spot rate of such Reference Currency relative to the Successor Currency) on the effective date of such Succession Event and a fraction, the numerator of which is the Starting Spot Rate for such Reference Currency immediately prior to such adjustment and the denominator of which is the Spot Rate for such Reference Currency (determined by reference to the spot rate of such Reference Currency relative to the Former Currency) on the currency business day immediately preceding the effective date of such Succession Event.

     Upon the occurrence of a Succession Event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the Spot Rates of the affected Reference Currencies.

     Notwithstanding the foregoing, if, as a result of a Succession Event, (1) in the case of a Former Currency that is a Reference Currency, the Successor Currency is the same as the Base Currency or, (2) in the case of a Former Currency that is the Base Currency, a Reference Currency is the same as the Successor Currency, in lieu of the adjustments described in the two immediately preceding paragraphs, the Spot Rate for the affected Reference Currency on each currency business day occurring on and after the effective date of such Succession Event will be deemed to be equal to the Spot Rate for such Reference Currency on the currency business day immediately preceding such effective date.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Determination Date; provided that the final Coupon Payment, if any, will be ratably adjusted to reflect the actual number of days elapsed from and including the previous Coupon Payment Date.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

     We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes for U.S. federal income tax purposes as instruments that are not indebtedness and that give rise to tax consequences described below. Whether Davis Polk & Wardwell LLP expresses an opinion regarding the treatment of the notes will be indicated in the relevant terms supplement. The following discussion assumes that the notes are not treated for U.S. federal income tax purposes as indebtedness, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

     Tax Treatment of Coupon Payments. Although the U.S. federal income tax treatment of Coupon Payments is uncertain, we intend to take the position, and the following discussion assumes, that any Coupon Payments with respect to the notes constitute taxable income to you at the time accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

     Tax Treatment Prior to Maturity. Apart from the Coupon Payments described above, you should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale or exchange as described below.

     Sale, Exchange or Redemption of a Note. Upon a sale or exchange of a note (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. Your gain or loss will generally be ordinary foreign currency income or loss under Section 988 of the Code. Although the matter is not clear, it is unlikely that an election will be available under Section 988 to treat your gain or loss with respect to the notes as capital gain or loss. Foreign currency losses are potentially subject to certain reporting requirements. You should consult your tax adviser regarding the application of Section 988 to your investment in the notes.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper treatment of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment of the notes described above. If the IRS were successful in asserting an alternative treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue as interest income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes, which accrual may exceed the Coupon Payments you receive during the year (and which accrual is subject to certain adjustments based on the “projected” amounts of the Coupon Payments during the year), and any income realized on a sale or exchange of a note (including redemption at maturity) would be treated as ordinary interest income.

     If the notes are not treated as indebtedness, you might nonetheless be required to include amounts in income during the term of your notes in excess of any Coupon Payments. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. In 2007 the IRS also issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. We believe that the notes are distinguishable in meaningful respects from the instrument described in the revenue ruling. However, future guidance extending the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice and revenue ruling described above.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

     If you are a Non-U.S. Holder and if the notes are not effectively connected with your conduct of a U.S. trade or business, we expect that Coupon Payments made to you will be withheld upon at a rate of 30%, subject to possible reduction or elimination under an applicable income tax treaty, and that otherwise your income, gain or loss from the notes should not be subject to U.S. federal income or withholding tax.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will likely be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), JPMSI has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The net proceeds received from the sale of the notes will be used, in part, by JPMSI or one of its affiliates in connection with hedging our obligation under the notes. The underwriting arrangements for this offering will comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, neither JPMSI nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 193-A-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 193-A-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 193-A-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 193-A-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 193-A-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or replacement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 193-A-I, the accompanying prospectus, prospectus supplement and terms supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     None of this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 193-A-I, the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.